Exhibit 16

                     Rosenberg Rich Baker Berman & Company
                         A Professional Association of
                          Certified Public Accountants
                               380 Foothill Road
                   P.O. Box 6483 Bridgewater, NJ 088807-0483



                                                          March 19, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C. 20549

      Re:  Aampro Group, Inc.


We have read the statements that the undersigned Aampro Group, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.


                              /s/ Rosenberg Rich Baker Berman & Company
                              ---------------------------------------------
                              Rosenberg Rich Baker Berman & Company